Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333, 333-99317, 333-140353 and 333-156491), and on Form S-3 (Nos. 333-103392, 333-126141 and 333-159244) of UniSource Energy Corporation of our report dated February 26, 2009, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLC
Phoenix, Arizona
August 5, 2009